As filed with the Securities and Exchange Commission on March 3, 2016

Registration No. 333-195441

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 4

to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ETFS WHITE METALS BASKET TRUST
Sponsored by ETF Securities USA LLC
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	27-2780294 (I.R.S. Employer Identification No.)

48 Wall Street
11th Floor
New York, NY 10005
(212) 918-4954
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Shea, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer 
Non-accelerated filer 	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

ETFS White Metals Basket Trust

DEREGISTRATION OF SECURITIES

ETFS Securities USA LLC, as sponsor of the ETFS White Metals Basket Trust has terminated the offering of its securities pursuant to the registration statement on Form S-1 (Registration No. 333-195441) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 4 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helier, Jersey, on March 3, 2016.

ETF SECURITIES USA LLC
Sponsor of the ETFS White Metals Basket Trust

/s/ Graham Tuckwell	(President and Chief Executive Officer)
By: /s/Christopher Foulds______________ Christopher Foulds (Chief Financial Officer and Treasurer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Ay [
Signature	Capacity	Date

** Graham Tuckwell	President and Chief Executive Officer (principal executive officer)	March 3, 2016

/s/Christopher Foulds Christopher Foulds	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 3, 2016

/s/Christopher Foulds ** By:Christopher Foulds Attorney-in-Fact		March 3, 2016

*	The Registrant is a trust and the persons are signing in their capacities as officers of ETF Securities USA LLC, the Sponsor of the Registrant.